EXECUTION VERSION

REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of October 28, 2009 (the “Effective Date”) is entered into by and between (i), a Pennsylvania limited liability company (jointly and severally, the “Borrower”), and WorldGate Communications, Inc., a Delaware corporation, WorldGate Service, Inc., a Delaware corporation, WorldGate Finance, Inc., a Delaware corporation, Ojo Services LLC, a Pennsylvania limited liability company, and Ojo Video Phones LLC (ii) WGI Investor LLC, a Delaware limited liability company (“Lender”).

RECITALS

WHEREAS, Lender is a shareholder of WorldGate Communications, Inc.;

WHEREAS, Borrower has requested that Lender make advances to Borrower from time to time on a revolving basis in an aggregate principal amount at any time thereof not to exceed three million dollars ($3,000,000) (the “Maximum Principal Amount”); and

WHEREAS, Lender is willing to make such advances to Borrower on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, hereby agree as follows:

1. Loans and Promissory Note.

(a) Commitment to Lend.  Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make advances to Borrower (each a “Loan Advance” and collectively, the “Loan Advances”) from time to time, during the period beginning on the date hereof and ending on the Maturity Date (the “Draw Period”), in an amount up to, but not to exceed, the Maximum Principal Amount in the aggregate outstanding at any time, for the purposes stated herein only.  During the Draw Period, subject to the terms and condition of this Agreement, Borrower may borrow, repay, and re-borrow amounts up to the Maximum Principal Amount at any time and from time to time.

(b) Promissory Note.  The Loan Advances made by Lender hereunder shall be evidenced by the duly executed Revolving Promissory Note of Borrower to Lender, dated as of the date hereof in an original principal amount equal to the Maximum Principal Amount and in the form attached hereto as Exhibit A (as amended, modified, extended, renewed or replaced from time to time, the “Note”).

(c) Repayments.  Borrower shall pay in full any remaining outstanding principal amount, all accrued but unpaid interest, and all other Obligations on the Maturity Date.

(d) Payment of Interest.

(i) Subject to Section 7(b)(ii), the principal amount outstanding under the Loan Advances shall accrue interest from the date of issuance until the Maturity Date at the rate of ten percent (10%) per annum, compounding daily.  The initial payment of accrued interest shall be made on June 1, 2010, and payment of accrued interest shall be made on the first calendar day of each month thereafter.

(ii) Interest will be computed on the basis of a year deemed to consist of 360 days and shall be paid for the actual number of days elapsed.

2. Creation of a Security Interest.

(a) Grant of Security Interest.

(i) Borrower hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, all of Borrower’s right, title and interest in, to and under all the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times be a first priority perfected security interest in the Collateral other than with respect to Permitted Liens.  If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in writing of the general details thereof and grant to Lender a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

(ii) If this Agreement is terminated, Lender’s security interest in the Collateral shall continue until the Obligations are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as Lender’s obligation to make Loan Advances has terminated, Lender shall, at Borrower’s sole cost and expense, release its security interest in the Collateral and all rights therein shall revert to Borrower.

(b) Authorization to File Financing Statements.  Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.  Lender shall promptly provide Borrower with a copy of any such financing statements following filing.

3. Conditions of Loans.

(a) Conditions Precedent to Loan Advances.  Lender’s obligation to make each Loan Advance is subject to satisfaction of the following conditions:

(i) Receipt of an executed Notice of Borrowing (as defined below);

(ii) The representations and warranties in Section 4 shall be true in all material respects on the date of the Notice of Borrowing and the Loan Date (as defined below);

(iii) No Event of Default shall have occurred and be continuing or result from such Loan Advance;

(iv) There shall not have occurred, in Lender’s sole discretion, any Material Adverse Change.

(b) Procedure for Borrowing.  Subject to the prior or simultaneous satisfaction of the conditions set forth in Section 3(a), to obtain a Loan Advance, Borrower shall give written notice to Lender in the form attached as Exhibit B (a “Notice of Borrowing”) not later than the ten (10th) Business Day prior to the date of the proposed Loan Advance (the “Loan Date”).  Each Notice of Borrowing shall be in writing and shall specify (a) the Loan Date; (b) the account of Borrower to be funded and the wire instructions applicable thereto; (c) the purpose for which such Loan Advance shall be used; and (d) the amount of such proposed Loan Advance.  Each Loan Advance shall be in an amount of at least $100,000.  Following Lender’s receipt of a Notice of Borrowing and satisfaction of the other conditions set forth in Section 3(a), Lender shall deliver the applicable Loan Advance to Borrower on the Loan Date by wire transfer of immediately available funds to the account specified by Borrower.

4. Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(a) Binding Agreement.  The Loan Documents constitute or will constitute, when issued and delivered, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights in general, and general principles of equity.

(b) Organization; Power; Authorization.  Each Borrower is a Registered Organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as the case may be.  Each Borrower has all requisite power and authority (corporate and otherwise) to execute, deliver and perform the Loan Documents and to consummate the transactions contemplated thereby.  The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Borrower.

(c) Non-Contravention.  Neither the execution and the delivery of the Loan Documents, nor the consummation of the transactions contemplated hereby, will (a) violate any injunction, judgment, order, decree, ruling, charge or any provision of Borrower’s charter documents, or, to Borrower’s knowledge, any restriction of any government, governmental agency, or court to which Borrower is subject, or (b) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject.

(d) Collateral.

(i) Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. The security interests and Liens granted to Lender under this Agreement and the other Loan Documents to which Borrower is a party constitute valid and perfected first priority liens and security interests in and upon the Collateral to which Borrower now has or hereafter acquires rights other than with respect to Permitted Liens.  The Accounts are bona fide, existing obligations of the Account Debtors.

(ii) All Inventory is in all material respects of good and marketable quality, free from material defects.

(iii) Borrower is the owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable and no part of the intellectual property of the Borrower has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party.

(iv) Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (A) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (B) for which a default under or termination of could interfere with Lender’s right to sell any Collateral.  Borrower shall provide written notice to Lender within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (Y) all such licenses or agreements to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (Z) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

(e) Tax Returns and Payments.  Borrower has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender).  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Borrower has paid or caused to be paid prior to delinquency all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made by Borrower for the payment of all accrued and unpaid federal, state, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

5. Covenants.

(a) Affirmative Covenants.

(i) Maintenance of Properties.  Borrower shall maintain all tangible property included in the Collateral in good order and repair, subject to normal wear and tear, and make all needed and proper repairs to its properties so that Borrower’s business may be properly and advantageously conducted at all times in accordance with prudent business management and in compliance with all governmental requirements and regulations;

(ii) Use of Proceeds.  Borrower shall use the proceeds of the Loan Advances solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes;

(iii) Insurance.  Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.

(iv) Further Assurances.  Borrower shall execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s security interest in the Collateral or to otherwise effect the purposes of this Agreement.

(b) Negative Covenants.  Borrower shall not, without Lender’s prior written consent:

(i) Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens; and (d) of non-exclusive licenses for the use of the property of Borrower or its subsidiaries in the ordinary course of business;

(ii) Mergers or Acquisitions.  Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.  A subsidiary may merge or consolidate into another subsidiary or into Borrower; provided that, in the case of a merger of a subsidiary into Borrower, Borrower shall remain the surviving entity.

(iii) Indebtedness.  Borrow money or engage in any other financing transaction for borrowed money except under this Agreement and except for trade payables incurred in the ordinary course of Borrower’s business;

(iv) Encumbrances.  Create, incur, allow, or suffer any Lien on any Collateral, or assign or convey any right to receive income or permit any of Borrower’s subsidiaries to do so, or permit any Collateral not to be subject to the first priority security interest granted herein, in each case, other than with respect to Permitted Liens;

(v) Loans.  Make any loan to any Person except receivable, prepaid items or deposits incurred in the ordinary course of business; or

(vi) Capital Expenditures.  Make nor agree to make any material capital expenditures.

6. Representations and Warranties of Lender.

(a) Binding Agreement.  This Agreement constitutes or will constitute, when issued and delivered, a valid and binding obligation of Lender, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights in general, and general principles of equity.

(b) Organization; Power; Authorization.  Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Lender has full limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Lender of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action.

(c) Non-Contravention.  Neither the execution and the delivery of the Loan Documents, nor the consummation of the transactions contemplated hereby, will (a) violate any injunction, judgment, order, decree, ruling, charge or any provision of Lender’s charter documents, or, to Lender’s knowledge, any restriction of any government, governmental agency, or court to which Lender is subject, or (b) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any material agreement, contract, lease, license, instrument, or other arrangement to which Lender is a party or by which it is bound or to which any of its assets are subject

7. Events of Default; Remedies Upon Default.

(a) Events of Default.  The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

(i) Borrower fails to pay timely any of the principal and any accrued interest or other amounts due under the Loan Documents when the same becomes due and payable;

(ii) Borrower (A) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (B) applies for or consents to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for Borrower or for a substantial part of Borrower’s assets; (C) makes a general assignment for the benefit of creditors; (D) becomes unable to, or admits in writing its inability to, pay its debts generally as they come due; or (E)  takes any corporate action in furtherance of any of the foregoing;

(iii) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, sequestrator, conservator, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

(iv) One or more final and non-appealable judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) are entered by a court of competent jurisdiction against Borrower which judgment remains undischarged, unsatisfied, unvacated or unstayed for a period of ten (10) days after such judgment becomes final and non-appealable (and Lender shall not be required to make any Loan Advances prior to the satisfaction, vacation or stay of such judgment, order or decree);

(v) A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Lender, or any creditor that has signed such an agreement with Lender breaches any terms of such agreement;

(vi) Any representation, warranty or other statement made by Borrower in the Loan Documents, or any other agreement or other document delivered in connection with any of the Loan Documents, shall prove to have been false or misleading in any material respect when made;

(vii) Borrower violates any covenant set forth in Section 5 hereof; or

(viii) After the date hereof, Borrower grants any Person, other than Lender, any Lien or other encumbrance on all or any substantial part of its assets, other than (A) with respect to Permitted Liens or (B) with respect to any Lien or other encumbrance that is junior in priority to the Lien created by Section 2 hereof.

(b) Remedies Upon Default.

(i) Upon the occurrence of an Event of Default hereunder:

(A) all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due and payable by Borrower;

(B) Lender may terminate its commitment to make additional Loan Advances; and

(C) Lender may proceed to protect and enforce its right by suit in the specific performance of any covenant or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents or may proceed to enforce the payment of the Loan Documents or to enforce any other legal or equitable rights as Lender may have, including exercising any right or remedies available to Lender under the Loan Documents and under the Code (including disposal of the Collateral pursuant to the terms thereof).

(ii) Any and all amounts (including principal, unpaid interest and all reasonable costs and expenses of collection, including reasonable attorneys’ fees) outstanding hereunder after an Event of Default shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum.

(c) Power of Attorney.  Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits.

(d) Application of Payments and Proceeds.  If an Event of Default has occurred and is continuing, Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.  If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion.  If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

(e) Lender’s Liability for the Collateral.  So long as Lender complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (i) any loss or damage to the Collateral; (ii) any diminution in the value of the Collateral; or (iii) any act or default of any carrier, warehouseman, bailee, or other Person.  So long as Lender complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Borrower bears all risk of loss, damage or destruction of the Collateral.

8. Other Provisions.

(a) Demand Waiver; Representations and Expenses.  Borrower waives presentment, notice of dishonor, protest and notice of protest of this Agreement and the Note and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of the Loan Documents, and shall pay reasonable out-of-pocket costs and expenses of collection when incurred by Lender, including, without limitation, reasonable attorneys’ fees and expenses

(b) Waivers by Lender; Remedies Cumulative.  Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Lender and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Lender has all rights and remedies provided under the Code, by law, or in equity.  Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy by Lender is not a waiver, election, or acquiescence.

(c) Binding Agreement; Governing Law.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

(d) Further Assurances.  The parties hereto agree to execute and deliver all such other papers and documents and to take such other further actions that may be reasonably necessary or appropriate to carry out the terms of this Agreement.

(e) Entire Agreement; Amendment.  The Loan Documents contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties regarding the subject matter hereof that are not set forth herein.  This Agreement may not be amended or revised except by a writing signed by Borrower and Lender.

(f) Notices.  Any notices required or permitted to be sent to Borrower or Lender shall be delivered to the address of Borrower or Lender, as applicable, as set forth below.  All notices required or permitted hereunder, to be effective, shall be in writing and shall be deemed effectively given: (i) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day, (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

If to Borrower, to:

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053
Attention: Chief Financial Officer
Facsimile: 215-354-1049

with a copy (which shall not constitute notice) to:

WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053
Attention: General Counsel
Facsimile: 215-354-1049

If to Lender, to:

WGI Investor LLC
349-L Copperfield Blvd, #392
Concord, NC 28025
Attention:  Robert Stevanovski, Manager
Facsimile:  704.260.3304

with a copy (which shall not constitute notice) to:

WGI Investor LLC
349-L Copperfield Blvd, #392
Concord, NC 28025
Attention:  General Counsel
Facsimile:  704.260.3304

(g) Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute but one instrument, and in the event any signature is delivered by facsimile or “.pdf” transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” were an original thereof.

(h) Severability.  The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity or enforceability of any other provision hereof.

(i) Captions.  The captions herein have been inserted solely for convenience of reference and in no way define, limit, or describe the scope or substance of any provision of this Agreement.

(j) Interpretation.  All pronouns used herein shall include the masculine, feminine, and neuter gender as the context requires.  All defined terms shall include both the plural and singular case as the context requires.

(k) Restriction on Assignment.  Notwithstanding anything herein to the contrary, Borrower shall not assign this Agreement without obtaining the prior written approval of Lender.  Lender may assign or transfer any of its rights or obligations under the Loan Documents without the consent of Borrower, and the provisions of the Loan Documents shall be binding upon and inure to the benefit of such assignee or transferee.  Any attempted assignment in violation of this Section 8(k) shall be void and the other party hereto shall not recognize any such purported assignment.

(l) Borrower Matters.  Any Borrower may, acting singly, request a Loan Advance hereunder. Each Borrower hereby appoints each other Borrower as such Borrower’s agent for all purposes hereunder, including with respect to requesting Loan Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Loan Advances made hereunder, regardless of which Borrower actually receives said Loan Advances, as if each Borrower hereunder directly received all Loan Advances. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law.  Each Borrower waives any right to require Lender to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability hereunder. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement, any other Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 8(l) shall be null and void. If any payment is made to a Borrower in contravention of this Section 8(l), such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

9. Definitions.  As used in this Agreement:

(a) “Account” means all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

(b) “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

(c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or governmental action to close.

(d) “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s security interest in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

(e) “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit C.

(f) “Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

(g) “Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

(h) “Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

(i) “Loan Documents” means this Agreement and the Note, each as amended, restated, or otherwise modified.

(j) “Material Adverse Change” means (i) any impairment in the perfection or priority of Lender’s security interest in the Collateral, other than with respect to any Permitted Lien, or in the value of such Collateral; (ii) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower; or (iii) a material impairment in the prospect of repayment of any portion of the Obligations.

(k) “Maturity Date” means October 28, 2014.

(l) “Obligations” means Borrower’s obligation to pay when due any debts, principal, interest, and other amounts Borrower owes Lender now or later under the Loan Documents.

(m) “Permitted Liens” means (i) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder; (ii) purchase money Liens (A) on Equipment acquired or held by Borrower incurred for financing the acquisition of Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (iii) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties; provided that, the aggregate amount of such Liens does not at any time exceed One Hundred Thousand Dollars ($100,000.00); and (iv) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) through (ii), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(n) “Person” means an individual, corporation association, partnership, limited liability company, joint venture, trust, government, agency department or any other entity.

(o) “Records” means all of Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

(p) “Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Revolving Loan and Security Agreement as of the date first above written.

BORROWER:

WORLDGATE COMMUNICATIONS, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE SERVICE, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE FINANCE, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO SERVICE LLC
By: WorldGate Communications, Inc., its sole member

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO VIDEO PHONES LLC
By: WorldGate Communications, Inc., its sole member

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary
LENDER: WGI INVESTOR LLC By: /s/ Robert Stevanovski Name: Robert Stevanovski Title: Manager

Exhibit A

Form of Promissory Note

REVOLVING PROMISSORY NOTE

Up to $3,000,000	October 28, 2009

FOR VALUE RECEIVED, WORLDGATE COMMUNICATIONS, INC., a Delaware corporation, WORLDGATE SERVICE, INC., a Delaware corporation, WORLDGATE FINANCE, INC., a Delaware corporation, OJO SERVICE LLC, a Pennsylvania limited liability company, and OJO VIDEO PHONES LLC, a Pennsylvania limited liability company (jointly and severally, the “Borrower”), hereby absolutely, irrevocably, unconditionally and jointly and severally promises to pay to the order of WGI INVESTOR LLC, a Delaware limited liability company (“Lender”), in United States dollars and in immediately available funds, the principal sum of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as may be advanced by Lender to the Borrower from time to time in accordance with that certain Revolving Loan and Security Agreement dated as of October 28, 2009, between the Borrower and Lender (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”), together with interest thereon, as provided in the Loan Agreement.  Notwithstanding the foregoing, the aggregate principal amount outstanding under this Revolving Promissory Note (this “Note”) shall not exceed three million dollars ($3,000,000).  This Note is subject to all of the terms and conditions set forth in, and such terms and conditions are hereby incorporated herein by reference to, the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

The obligations of the Borrower evidenced by this Note are secured as set forth in the Loan Agreement.

Except as otherwise provided in the Loan Documents, all outstanding principal and interest with respect to Loan Advances shall be due and payable in full in cash on the Maturity Date.  The daily unpaid principal balance outstanding under this Note shall bear interest at the rate(s) set forth in the Loan Agreement.  The Loan Advances may be prepaid in whole or in part at any time without premium or penalty and amounts repaid may be re-borrowed in accordance with the provisions of the Loan Agreement.

Upon the occurrence of an Event of Default, Lender shall have, and shall be entitled to exercise, all of the rights and remedies set forth in the Loan Documents.

All payments in respect of amounts outstanding under this Note shall be paid in immediately available funds to the account(s) specified by Lender from time to time.  Any payment due in respect of this Note which falls due on a day other than a Business Day shall be made on the next Business Day.

The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  No release of any security for the payment of this Note or extension of time for payment of this Note, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other Person shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

Each right, power and remedy of Lender under this Note, the Loan Agreement, any other Loan Document, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.  No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note, the Loan Agreement, any other Loan Document, or to exercise any right, power or remedy consequent upon an Event of Default shall constitute a waiver thereof, or preclude Lender from exercising any such right, power or remedy.  No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the Borrower and Lender. This Note shall inure to the benefit of and be binding upon the Borrower and Lender and their respective successors and assigns; provided that except as set forth in the Loan Agreement, the Borrower shall have no right to assign any of its rights or delegate any of its obligations under this Note and provided further there shall be no restrictions of any nature on Lender’s right to assign this Note or its rights hereunder.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision.  This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Delaware (without regard to its conflicts of laws principles).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Revolving Promissory Note has been duly executed by the undersigned as of the day and year first above written.

BORROWER:

WORLDGATE COMMUNICATIONS, INC.

By:  ________________________
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE SERVICE, INC.

By:  ________________________
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE FINANCE, INC.

By:  ________________________
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO SERVICE LLC
By: WorldGate Communications, Inc., its sole member

By:  ________________________
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO VIDEO PHONES LLC
By: WorldGate Communications, Inc., its sole member

By:  ________________________
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

Exhibit B

Form of Notice of Borrowing/Loan Advance Request

NOTICE OF BORROWING/LOAN ADVANCE REQUEST

Date:                      [________], 20__
WGI Investor LLC
349-L Copperfield Blvd, #392
Concord, NC 28025

Attention:                                Robert Stevanovski, Manager

Advance Request:                             Revolving Loan and Security Agreement

Dear Robert:
Reference is made to that certain Revolving Loan and Security Agreement (as from time to time amended, varied, supplemented or otherwise modified, the “Loan Agreement”), dated as of October 28, 2009, by and between (i) WorldGate Communications, Inc., a Delaware corporation, WorldGate Service, Inc., a Delaware corporation, WorldGate Finance, Inc., a Delaware corporation, Ojo Service LLC, a Pennsylvania limited liability company, and Ojo Video Phones LLC, a Pennsylvania limited liability company (jointly and severally, the “Borrower”), and (ii) WGI Investor LLC, a Delaware limited liability company (“Lender”).
This is a Notice of Borrowing.  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

1.	LOAN ADVANCE REQUEST

In accordance with the Loan Agreement, the undersigned hereby requests that Lender make a Loan Advance as follows:

a.	Loan Date: [________], 20__

b.	Amount of Loan Advance: US [$___________],[1] to be disbursed as follows:

[INSERT APPLICABLE BORROWER]

Account Information
[INSERT APPLICABLE INFORMATION]

c.	Purpose for which Loan Advance will be used: ______________________.

2.           CERTIFICATION.
The Borrower hereby certifies that (a) the representations and warranties in Section 4 of the Loan Agreement are true in all material respects as of the date hereof, (b) no Event of Default (i) has occurred that is continuing as of the date hereof and (ii) will result from the Loan Advance requested hereunder and (c) no Material Adverse Change has occurred.

Sincerely,

WorldGate Service, Inc.

[1]	At least $100,000.

Exhibit C

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

1.	All Accounts and other indebtedness owed to Borrower;

2.
All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, intellectual property, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, technology, software, know-how, designs, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, investment property, letters of credit, proceeds of letters of credit, bankers’ acceptances and guaranties;

3.
All present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender, any Lender or any of their respective affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

4.	All Inventory;

5.	All Equipment;

6.	All Records; and

7.
All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.